                                  EXHIBIT 11.1

                            DIY HOME WAREHOUSE, INC.
                                    FORM 10-Q
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (Unaudited)

                                    Three Months Ended                             Nine Months Ended

                               September 28,     September 30,            September 28,          September 30,
                                    1996             1995                     1996                   1995
                                    ----             ----                     ----                   ----
Income applicable to
  common shares                  $1,187,561      $  448,660                 $3,108,353            $3,086,913
                                 ==========      ==========                 ==========            ==========
Weighted average common
  shares outstanding for the
  period                          7,626,125       7,625,000                  7,625,375             7,625,000
Dilutive effect of exercise of
  stock options                        --              --                           --                    --
                                 ----------      ----------                 ----------            ----------
Weighted average common
  shares, assuming issuance of
  the above securities            7,626,125       7,625,000                  7,625,375             7,625,000
                                 ==========      ==========                 ==========            ==========
Earnings per common share:
          Primary                     $0.16           $0.06                      $0.41                 $0.40
          Fully diluted               $  --           $  --                      $  --                 $  --
